Exhibit 99.1

Global Medical REIT Inc. Amends and Restates Credit Facility

– Extends Loan Maturities and Enters into Forward Starting Interest Rate Swaps to Hedge Term Loans –

– Weighted Average Term of the Company’s Debt Increases from 1.3 Years to 4.4 Years –

Bethesda, MD – October 8, 2025 – (BUSINESS WIRE) – Global Medical REIT Inc. (NYSE: GMRE) (the “Company” or “GMRE”) today announced that it entered into an amended and restated credit facility (the “Amended and Restated Credit Facility”) that extends the maturities of its borrowings and, among other things, includes the following terms:

•	Extends the initial maturity date of the existing $400 million revolver component of the credit facility to October 2029 with two, six-month extension options available at the Company’s election to extend the maturity to October 2030; and

•	Extends the maturity of the existing $350 million Term Loan A, dividing it into three term loans structured as follows:

o	$100 million term loan maturing in October 2029 (“Term Loan A-1”);

o	$100 million term loan maturing in October 2030 (“Term Loan A-2”); and

o	$150 million term loan maturing in April 2031 (“Term Loan A-3”); and

•	Removes the previous 0.10% (10 basis point) secured overnight financing rate (“SOFR”) credit spread adjustment on all credit facility borrowings.

The credit facility’s pricing grid, $150 million Term Loan B that matures in February 2028, and $500 million accordion remain unchanged.

In connection with the Amended and Restated Credit Facility, the Company entered into $350 million of forward starting interest rate swaps to fully hedge the SOFR component of the three Term Loan A tranches through their respective maturities as follows:

Term Loan A Tranches	Interest Rate Swap Term	Fixed Base Rate	Effective Interest Rate (1)
$100 million Term Loan A-1	May 2026 through October 2029	3.24%	4.75%
$100 million Term Loan A-2	May 2026 through October 2030	3.28%	4.80%
$150 million Term Loan A-3	May 2026 through April 2031	3.32%	4.84%

(1)	Rates consist of the fixed SOFR base rate plus a borrowing spread of 1.45% based on a leverage ratio of between 45% and 50% and is calculated using 365/360 method.

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The existing $350 million Term Loan A fixed rate SOFR swaps remain in place, resulting in an all-in fixed interest rate of 2.85% on this debt through the swap maturities in April 2026.

At closing of the Amended and Restated Credit Facility, the weighted average term of the Company’s debt, including the drawn revolver component, was 4.4 years.

The Joint Lead Arrangers and Joint Book Runners for the facility were JPMorgan Chase Bank, N.A., BMO Capital Markets Corp., Wells Fargo Securities, LLC, Citizens Bank, N.A., Huntington National Bank and Truist Securities, Inc. JPMorgan Chase Bank, N.A. serves as Administrative Agent, BMO Capital Markets Corp. and Wells Fargo Bank, N.A. serve as Syndication Agents, Citizens Bank, N.A., Huntington National Bank and Truist Bank serve as Documentation Agents. Associated Bank, National Association, Raymond James Bank, N.A., and Stifel Bank & Trust also participated in the credit facility.

About Global Medical REIT Inc.

Global Medical REIT Inc. is a net-lease medical REIT that acquires healthcare facilities and leases those facilities to physician groups and regional and national healthcare systems. Additional information on GMRE can be obtained on its website at www.globalmedicalreit.com.

Forward-Looking Statements

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is the Company’s intent that any such statements be protected by the safe harbor created thereby. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumptions and forecasts of future results. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although the Company believes that the expectations, estimates and assumptions reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward-looking statements. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and in our other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

Investor Relations:

Email: Investors@globalmedicalreit.com

Phone: 202.524.6869

Source: Global Medical REIT Inc.

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